Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of Citizens Financial Group, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Bruce Van Saun, John F. Woods, Malcolm Griggs, David C. Lindenauer and C. Jack Read, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more registration statements under the Securities Act of 1933, as amended, with respect to the registration of exchange offers for subordinated debt securities of the Company, any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any amendments (including post-effective amendments) to any such registration statements or additional registration statements, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and to file with the Securities and Exchange Commission any related prospectuses or amendments or supplements to any prospectuses, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that any such registration statements, any and all such additional registration statements pursuant to Rule 462(b), any amendments (including post-effective amendments) to any such registration statements or additional registrations, and any related exhibits, documents prospectuses or amendments or supplements thereto, shall comply with the Securities Exchange Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Bruce Van Saun
Bruce Van Saun	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	March 18, 2021
/s/ John F. Woods
John F. Woods	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	March 18, 2021
/s/ C. Jack Read
C. Jack Read	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	March 18, 2021
/s/ Lee Alexander
Lee Alexander	Director	March 18, 2021

/s/ Christine M. Cumming
Christine M. Cumming	Director	March 18, 2021

/s/ William P. Hankowsky
William P. Hankowsky	Director	March 18, 2021

/s/ Howard W. Hanna, III
Howard W. Hanna, III	Director	March 18, 2021

/s/ Leo I. Higdon, Jr.
Leo I. Higdon, Jr.	Director	March 18, 2021

/s/ Edward J. Kelly III
Edward J. Kelly III	Director	March 18, 2021

/s/ Charles J. Koch
Charles J. Koch	Director	March 18, 2021

Signature	Title	Date

/s/ Robert G. Leary
Robert G. Leary	Director	March 18, 2021

/s/ Terrance J. Lillis
Terrance J. Lillis	Director	March 18, 2021

/s/ Shivan S. Subramaniam
Shivan S. Subramaniam	Director	March 18, 2021

/s/ Christopher J. Swift
Christopher J. Swift	Director	March 18, 2021

/s/ Wendy A. Watson
Wendy A. Watson	Director	March 18, 2021

/s/ Marita Zuraitis
Marita Zuraitis	Director	March 18, 2021